Exhibit 10.18

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”), dated as of October 30, 2009, is by and among Impac Mortgage Holdings Inc., a Maryland corporation (“IMH”), Impac Funding Corporation, a California corporation (“IFC”), Impac Warehouse Lending Group, Inc., a California corporation (“IWLG” and collectively, with IMH and IFC, “Impac”) and UBS Real Estate Securities Inc., a Delaware corporation (“UBS”).

RECITALS

WHEREAS, Impac and UBS are parties to an Amended and Restated Master Repurchase Agreement dated as of September 11, 2008 (the “ARMRA”) among IMH, IFC and IWLG as the Sellers thereunder, and UBS as the Buyer thereunder (capitalized terms used and not defined herein having the meanings ascribed thereto in the ARMRA);

WHEREAS, there exists an unpaid and unsatisfied Repurchase Price owing to UBS by Impac under the ARMRA as of the date hereof, consisting of $139,754,978.81 in outstanding Purchase Price (the “Outstanding Purchase Price”) together with accrued and unpaid Price Differential thereon that as of the date hereof equals at least $244,116.78 (the “Outstanding Price Differential” and together with the Outstanding Purchase Price, the “Outstanding Repurchase Price”);

WHEREAS, the Repurchase Obligations (which include the Outstanding Repurchase Price) and other Seller-Related Obligations under the ARMRA are secured by the Mortgage Loans and other Purchased Assets and Purchased Items pursuant to Section 6.02 of the ARMRA;

WHEREAS in order to provide for a workout and satisfaction of the Repurchase Obligations (including the Outstanding Repurchase Price) under the ARMRA, and other Seller-Related Obligations, if any, secured pursuant to the ARMRA, Impac and UBS desire to enter into this Settlement Agreement and to effect the various transactions, agreements and transfers contemplated and described herein, including without limitation, executing and delivering, simultaneously with the execution and delivery hereof, the Credit Agreement (as defined herein) pursuant to which IMH, IFC, IWLG and Integrated Real Estate Services Corporation (a subsidiary of IMH) (“IRES”) jointly and severally are issuing the Term Notes (as defined therein) to UBS, along with Impac’s effecting and evidencing hereunder an irrevocable transfer and conveyance to UBS of all Impac’s right, title and interest in and to the Mortgage Loans and other Released Assets as described in Section 1(a)(ii) hereof.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants and agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

1.                                       Payments and Actions of Impac.

(a)                                  Impac hereby agrees that, simultaneously with the execution and delivery of this Agreement by the parties hereto and in each case as a condition to the effectiveness of UBS’s undertakings and agreements hereunder (including the Release of Claims by UBS described in Section 3 below):

(i)                                     it shall transfer or cause to be transferred in immediately available funds an amount equal to $20,000,000, free of any lien, claim or encumbrance (“Adverse Claim”), to a bank account designated by UBS (the “Designated Account”) for the exclusive benefit of UBS;

(ii)                                  it shall release in its entirety to UBS, and otherwise agree, that it has assigned, conveyed and transferred to UBS, free and clear of any Adverse Claim, (A) all of its right, title and interest in and to the Mortgage Loans listed or described on Exhibit A to this Agreement (the “Applicable Mortgage Loans”), the Servicing Rights related to the Applicable Mortgage Loans, the REO Properties listed or described on Exhibit A to this Agreement and/or related to the Applicable Mortgage Loans, other Additional Purchased Items (if any) related to the Applicable Mortgage Loans, any mortgage guaranties or insurance (whether issued by governmental agencies or otherwise and including, without limitation, any title insurance) with respect to any of the Applicable Mortgage Loans and/or the aforementioned REO Properties, together with any claims thereunder and any past or future collections thereunder, and any other assets or property in each case listed or described on Exhibit A to this Agreement, together with any proceeds thereof, including any and all Income derived from or related to the Applicable Mortgage Loans (including, without limitation, all such Income on deposit in the UBS Cash Account or any other account contemplated under the ARMRA)(and with such assignment, transfer and conveyance being effected pursuant to and evidenced by the ARMRA, to the extent applicable, in addition to being confirmed and evidenced hereby), and (B) for the avoidance of doubt and not in limitation of the foregoing, all of its right, title and interest, if any, in the UBS Cash Account and the amounts, if any, evidenced thereby and/or held therein, together with any proceeds thereof (the foregoing assets and property described in clauses (A) and (B) above being the “Released Assets”);  and

(iii)                               it shall have executed and delivered to UBS that certain Credit Agreement dated as of the date hereof among IMH, IFC, IWLG, IRES and UBS (the “Credit Agreement”), shall have issued to UBS the two separate Term Notes thereunder (as defined therein), and shall have otherwise satisfied any conditions precedent to the effectiveness of such Credit Agreement to be satisfied by it as stated therein (other than the effectiveness of this Agreement), such satisfaction to be evidenced by the execution and delivery by UBS to Impac and IRES of a signed execution version of such Credit Agreement.

(b)                                 Subject to and conditioned on the effectiveness of the Release of Claims by UBS as described in Section 3 below, Impac agrees that it shall have no interest in any of the funds or assets transferred pursuant to or as described in this Section 1 or evidenced thereby on or after the date of such transfer.

2.                                       Actions of UBS.          UBS hereby agrees that, simultaneously with the execution and delivery of this Agreement by the parties hereto and as a condition to the effectiveness of Impac’s undertakings and agreements hereunder (including the Release of Claims by Impac described in Section 3 below), it shall have executed and delivered to Impac the Credit Agreement and shall have otherwise satisfied or caused to be satisfied any conditions precedent to the effectiveness of such Credit Agreement to be satisfied by it as stated therein (other than the effectiveness of this Agreement), such satisfaction to be evidenced by the execution and delivery by Impac and IRES to UBS of a signed execution version of such Credit Agreement.

3.                                       Mutual Releases.  Upon the completion of all of the actions described in Section 1 and Section 2 hereof in accordance with the terms thereof, such completion to be evidenced by the transfer of funds described in Section 1(a)(i) and the simultaneous delivery and release by each party to the other of an executed counterpart hereof, and subject to the rights of the parties to enforce the terms of this Agreement and the Credit Agreement,

(i) UBS hereby forever releases, waives, discharges and agrees and covenants not to sue, and is deemed to have forever released waived, discharged and agreed and covenanted not to sue, each of IMH, IFC and IWLG and any of their respective current, former or future predecessors, successors, parents, subsidiaries, branches and affiliates, or any current, former or future officers, directors, employees, members, stockholders, agents, attorneys, representatives, assigns and heirs of each of the foregoing persons or entities, and

(ii) each of IMH, IFC and IWLG hereby forever releases, waives, discharges and agrees and covenants not to sue, and is deemed to have forever released waived, discharged and agreed and covenanted not to sue, UBS and any of its respective current, former or future predecessors, successors, parents, subsidiaries, branches and affiliates, or any current, former or future officers, directors, employees, assigns and heirs of each of the foregoing persons or entities, in each case in respect of any actual or potential claims, counterclaims, demands, allegations, rights, obligations, duties, debts, liabilities, liens, encumbrances, trespasses, levies, promises, covenants, contracts, agreements, understandings, damages, injuries, losses, actions, causes of action, setoffs, offsets, indemnities, costs, expenses, charges, attorneys’ fees, judgments, orders and liabilities of any kind or nature whatsoever, whether in law or in equity, known or unknown, contractual, statutory, tort or otherwise based, concealed or revealed (any of the foregoing, “Claims”) relating in any way to or arising out of the ARMRA (including the Fee Letter), the Old Repurchase Agreement, transactions under the ARMRA and the Old Repurchase Agreement, the Mortgage Loans, the other Purchased Assets, the Purchased Items and the Additional Purchased Items, and any other documents or instruments relating thereto, and including, in respect of UBS, Claims against Impac in respect of the Outstanding Repurchase Price, other repurchase obligations or any provision of the ARMRA (including the Fee Letter) or the Old Repurchase Agreement providing for the survival of indemnification or any other obligations, except to the limited extent described in the last sentence of this paragraph below (the agreements of UBS and Impac stated in clauses (i) and (ii) above in respect of such Claims being their respective “Release of Claims”).  For the avoidance of doubt (and in no way to suggest that any parties hereto believe that any such Claims exist or will exist), the parties further agree that the aforementioned Release of Claims shall also extend to any Claims arising out of or attributable to any prior arrangements or discussions among the parties or affiliates thereof concerning the transfer or potential transfer of the Platform (as defined in the ARMRA) or assets and liabilities relating thereto, and Impac also agrees that its agreement in this regard is made for the further benefit of any person or entity with whom UBS or any affiliate thereof may negotiate or arrange for a transfer of or investment in the Platform or assets and liabilities thereof or relating thereto.  The parties hereto intend that their respective Release of Claims each be a complete and absolute bar to any and all such Claims and to be binding on any parties in interest claiming through them and any of their successors and assigns.

Notwithstanding the foregoing, nothing herein shall constitute a Release of Claims in respect of the indemnification provisions of Impac in favor of UBS or any other Indemnified Party under Section 11.01 of the ARMRA; provided, that, such indemnification obligations of Impac shall be preserved only to the extent that they arise from or are attributable to (1) any claim, assertion or action (in each case in writing) made by or arising through a mortgagor or other person obligated in respect of any Mortgage Loan (including any actual or purported amendment, modification, consent or waiver in respect thereof), the basis of such claim, assertion or action relates to any action, inaction or omission of Impac or any employee or agent thereof and such action, inaction or omission (or any similar action, inaction or omission) of Impac or any employee or agent thereof was determined to have occurred (whether in part or in full) in any court proceeding, arbitration or similar proceeding or was alleged in any court proceeding, arbitration or similar proceeding which was terminated in connection with a settlement which has been consented to by Impac, such consent not to be unreasonably withheld (and it being further understood that such surviving indemnification obligation of Impac in favor of UBS shall not cover any damages, costs or losses in respect of such claim, assertion or action to the extent such damage, cost or loss is attributable to actions, inactions or omissions of UBS or any employee or agent thereof, but with it being understood that any UBS failure to take action in respect of or make objection to any such above-described action, inaction or omission of Impac or its employees or agents, regardless of whether known to UBS or not, shall not constitute an action, inaction or omission of UBS or its employees or agents for this purpose), or (2) the asserted status or condition, including as to environmental matters, of any Mortgaged Property or REO Property, and such asserted status or condition relates to or is attributable to (A) any period covering the financing of such Mortgaged Property or ownership of such REO Property by Impac or (B) any action, inaction or omission of Impac or any employee or agent thereof.

4.                                       Status Under UCC Section 9-620.                                                          With respect to UBS’s election to receive the release and conveyance of Released Assets pursuant to Section 1(a)(ii) above in partial consideration for its Release of Claims, this Agreement shall constitute a proposal under UCC Sections 9-620 and 9-621 to take such Released Assets, together with the cash and other rights pursuant to this Agreement, and Impac’s acceptance of and consent to such proposal.  The parties to this Agreement agree that the acceptance of such proposals will not eliminate or satisfy the obligations to UBS under this Agreement, and agree that such acceptance shall be deemed to occur after default for the purposes of UCC Section 9-620.

5.                                       Representations and Warranties.  (i) Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:

(a)                                  Such party has carefully read and fully understood all of the terms and conditions of this Agreement and the Credit Agreement;

(b)                                 Such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement and the Credit Agreement;

(c)                                  Such party has had a full and fair opportunity to participate in the drafting of this Agreement and the Credit Agreement;

(d)                                 Such party is freely, voluntarily, knowingly and intelligently entering into this Agreement and the Credit Agreement;

(e)                                  Such party is not prohibited from entering into this Agreement and the Credit Agreement, all necessary consents for entering into this Agreement and the Credit Agreement and for the performance of its obligations hereunder and thereunder have been obtained, and there are no pending actions or investigations the outcome of which could adversely affect such party’s ability to perform its obligations hereunder;

(f)                                    In entering into this Agreement and the Credit Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or therein;

(g)                                 Each of this Agreement and the Credit Agreement has been duly authorized and validly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(h)                                 Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full power and legal authority to execute this Agreement and the Credit Agreement, and to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.

(ii) Each of IMH, IFC and IWLG hereby represents and warrants that it has not settled or released, in part or in full, any claim that it may have under or related to any mortgage guaranties or insurance (whether issued by governmental agencies or otherwise  and including, without limitation, any title insurance) with respect to any of the Released Assets.

6.                                       Governing Law.  THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

7.                                       Submission to Jurisdiction, Etc.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself to the exclusive personal jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement against another party or its respective properties in the courts of any jurisdiction.

8.                                       Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and it supersedes all prior and contemporaneous agreements and understandings relating to the same.

9.                                       Modifications.  No part or provision of this Agreement may be amended, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto.

10.                                 Section Headings and Defined Terms.  The section headings and defined terms set forth in this Agreement are for convenience only and shall have no bearing on the characterization of any agreement or qualification of any agreement.

11.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile or by email in portable document format (pdf).  Any facsimile or email signatures shall have the same legal effect as manual signatures.

12.                                 Further Assurances; Repurchase Obligation; Etc..  (a) Each of IMH, IFC and IWLG hereby agree to execute and deliver all such other documents and to take all such other action as may be reasonably requested by UBS, without further consideration, in order to effectuate the terms hereof, including without limitation (i) preparing, executing and filing in the appropriate jurisdictions any mortgage assignments, assignments of title and other documents as may be necessary or advisable (in the reasonable determination of UBS) in connection with the transfer of any Mortgage Loan or REO Property contemplated under Section 1 hereof and the assignment and perfection of any related mortgages in respect of the same, (ii) delivering or transferring to UBS images of each credit file relating to obligors on Mortgage Loans, (iii) delivering or transferring to UBS an accurate data tape in respect of such Mortgage Loans, obligors and REO Property, as applicable, (iv) assisting UBS with reasonable requests to resolve documentation issues that may arise in connection with any attempt by UBS to further sell or transfer the Mortgage Loans and/or REO Property, (v) entering into mutually acceptable termination arrangements with the Custodian in respect of the Custodial Agreement and (v) taking commercially reasonable efforts to deliver the documents which are listed on Exhibit B hereto (the “Exception Report Documents”), at the direction of UBS, as soon as possible after the date hereof.  In connection with the foregoing undertakings, Impac hereby authorizes UBS to execute, from time to time on its behalf, any endorsements, assignments or other instruments of conveyance or transfer with respect to the foregoing, and Impac hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)                                 If IMH, IFC and IWLG fail to deliver any Exception Report Document within 60 days of the date hereof, then IMH, IFC and IWLG shall be jointly and severally obligated to, and shall, repurchase the Mortgage Loan related to such Exception Report Document for a purchase price equal to (i) the outstanding principal amount of such Mortgage Loan as of the date of such repurchase (plus accrued interest thereon) multiplied by (ii) a fraction, the numerator of which is equal to the Outstanding Repurchase Price (as defined in the second WHEREAS clause hereof) minus $55,000,000 and the denominator of which is the aggregate outstanding principal amount of all Mortgage Loans being transferred to UBS on the date hereof (as set forth on Exhibit A hereto).

(c)                                  Each of IMH, IFC and IWLG hereby agree that after the date hereof, it shall not, and shall not permit any subsidiary thereof to, contact or direct any other Person to contact (in each case, whether in writing, by electronic mail, telephonically or otherwise and whether directly or indirectly) any Mortgagor with respect to a Mortgage Loan transferred to UBS hereunder in order to propose, solicit, or offer a refinancing or modification with respect to such Mortgage Loan, or any sale of the related Mortgaged Property or for any other reason, in each case, unless UBS has consented to such contact in writing; provided, that, the foregoing shall not preclude IMH, IFC or IWLG or any subsidiary thereof or their agents from engaging in promotions and solicitations to the general public by newspaper, radio, television or other media which are not directed specifically toward such Mortgagors.

13.                                 Binding Effect.  This Agreement shall be binding upon each of the parties hereto as well as the successors and assigns of each of the parties hereto.  In the event of a conflict between the terms of this Agreement and the terms of the Credit Agreement, this Agreement shall prevail.

14.                                 No Third Party Beneficiaries.  This Agreement and the provisions hereunder are made solely for the benefit of the parties hereto and may not be relied upon or enforced by any other person (except and only to the extent expressly stated otherwise herein).

15.                                 Confidentiality.  The parties hereto agree to keep confidential, and not to publish, disclose or otherwise divulge to any person or entity the existence or any terms of this Agreement (and to cause its officers, directors, employees, agents and representatives to keep confidential, and not to publish, disclose or otherwise divulge to any person or entity the existence or any terms of this Agreement), except that such parties are permitted to disclose the existence and terms of this Agreement (i) to such of its officers, directors, employees, agents and representatives as need to know such information in connection with the performance of their respective responsibilities in such capacities, and (ii) to the extent required by applicable laws and regulations, by any subpoena or similar legal process, or by order of any court of competent jurisdiction.  UBS recognizes that IMH will be required to file this Agreement with the Securities and Exchange Commission and hereby consents to that filing.  IMH shall not issue any press release associated with the transactions contemplated hereby and by the Credit Agreement without UBS first having an opportunity and review and approve the content of such press release, which approval shall not be unreasonably withheld or delayed.  In connection with any such press release, IMH agrees to use its best efforts to deliver a draft thereof for purposes of UBS review and approval at least two business days’ in advance of the date of intended publication.

16.                                 Costs and Expenses.  Each party hereto agrees to bear its own costs and expenses (including the fees and expenses of counsel or special counsel to such party) in connection with the preparation, negotiation and execution of this Agreement and the Credit Agreement.  For the avoidance of doubt, the foregoing sentence shall not be deemed a limitation in respect of the survival of certain indemnification obligations of Impac as described in the last paragraph of Section 3 above.

17.                                 Waiver.  In connection with Impac’s Release of Claims against UBS hereunder, Impac hereby waives the benefits of Section 1542 of the California Civil Code and any other law prohibiting the waiver of claims that are not know at the time of the giving of such waiver.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ronald Morrison
Name: Ronald Morrison
Title: Executive Vice President

IMPAC FUNDING CORPORATION

By:	/s/ Ronald Morrison
Name: Ronald Morrison
Title: Executive Vice President

IMPAC WAREHOUSE LENDING GROUP, INC.

By:	/s/ Ronald Morrison
Name: Ronald Morrison
Title: Executive Vice President

UBS REAL ESTATE SECURITIES INC.

By:	/s/ Robert Carpenter
Name: Robert Carpenter
Title: Executive Director

By:	/s/ Arnold John
Name: Arnold John
Title: Executive Director

EXHIBIT A

[see attached]

EXHIBIT B

[see attached]